Exhibit 99.1

We have identified a material weakness in our internal control over financial reporting. If our remediation of this material weakness is not effective, or if we experience additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls in the future, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect investor confidence in us and, as a result, the value of our common stock.

Prior to the consummation of the Business Combination, we were a private company with limited accounting personnel and other resources with which to address our internal control over financial reporting. In connection with the audits of our consolidated financial statements as of December 31, 2021, and for the years ended December 31, 2020 and 2021, we identified a material weakness in our internal control over financial reporting:

●	we did not maintain a sufficient complement of resources with an appropriate level of accounting knowledge and experience commensurate with the financial reporting requirements for a public company, in particular with respect to technical accounting knowledge regarding the accounting for certain non-standard transactions.

We cannot assure you that additional significant deficiencies or material weaknesses in our internal control over financial reporting will not be identified in the future. Any failure to maintain or implement required new or improved controls, or to implement our remediation plans or any difficulties we encounter in our implementation thereof, could result in additional significant deficiencies or material weaknesses or result in material misstatements in our financial statements. If we are unable to assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting when required, lenders and investors may lose confidence in the accuracy and completeness of our financial reports.

This material weakness, if not remediated, could result in misstatements of accounts or disclosures that would result in a material misstatement to the annual or interim consolidated financial statements that would not be prevented or detected.

Our management anticipates that our internal control over financial reporting will not be effective until the above material weakness is remediated. If our remediation of this material weakness is not effective, or we experience additional material weaknesses in the future or otherwise fail to maintain an effective system of internal control over financial reporting in the future, the accuracy and timing of our financial reporting may be adversely affected, we may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports in addition to the Nasdaq listing requirements, investors may lose confidence in our financial reporting, and the price of our common stock may decline as a result. In addition, we may be unable to sell shares of common stock to Lincoln Park pursuant to the Purchase Agreement at prices we consider to be reasonable or at all, unable to borrow additional funds under our Loan Agreement with Trinity Capital Inc. and we may face restricted access to various sources of financing in the future.

As part of our transition to a public company, we planned to hire additional personnel with accounting knowledge and experience. We recently hired a new Director of Finance and Accounting and we will continue to evaluate our accounting and financial needs in light of the material weakness described above. We expect the hiring of additional personnel with accounting knowledge and experience will allow us to remediate the material weakness described above well in advance of December 31, 2022; however, there is no guarantee that we will be successful in hiring personnel with the necessary knowledge and experience or that our remediation efforts will be completed prior to the audit of our 2022 financial statements.